Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•                Registration Statements on Form S-8:

•                  No. 333-132148 (relating to the Xcel Energy 401(k) Savings Plan; and New Century Energies, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees)

•                  No. 333-148996 (relating to the Xcel Energy 401(k) Savings Plan; and New Century Energies, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees)

•                  No. 333-127218 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•                  No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan)

•                  No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan)

•                  No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan)

•                  No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan)

•                  No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees)

•                  No. 333-127217 (relating to the Xcel Energy 2005 Omnibus Incentive Plan)

•                  No. 333-104507 (relating to Xcel Energy 401(k) Savings Plan)

•                  No. 333-115754 (relating to Stock Equivalent Plan for Non-Employee Directors)

•                  No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan)

•                  No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•                Registration Statements on Form S-3:

•                  No. 333-35482 (relating to the acquisition of Natrogas, Inc.)

•                  No. 333-108446 (relating to the Xcel Energy Dividend Reinvestment and Cash Payment Plan)

•                  No. 333-113739 (relating to Xcel Energy $57,500,000 Principal Amount of Convertible Debt Securities)

•                  No. 333-134660 (relating to Debt Securities, Common Stock and Rights to Purchase Common Stock)

•                  Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG, Inc. Tender Offer)

•                  Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-134660 (relating to senior debt securities, junior subordinated debt securities and common stock)

of our reports dated February 27, 2009 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards) relating to the consolidated financial statements and financial statement schedules of Xcel Energy Inc. and subsidiaries, and the effectiveness of Xcel Energy Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 27, 2009